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                                                                    EXHIBIT 99.2

                              PAGING NETWORK, INC.

                    EXCHANGE OFFER AND CONSENT SOLICITATION
                             ---------------------

                      VOTE ON PREPACKAGED BANKRUPTCY PLAN

To Securities Dealers, Commercial Banks,
Trust Companies, and Other Nominees:

     Paging Network, Inc., a Delaware corporation (the "Company"), is offering to exchange its [ % Senior Subordinated Notes], upon the terms and subject to
the conditions set forth in the prospectus dated as of             , 2000 and in
the accompanying Letter of Transmittal/Consent Form, which together constitute the exchange offer.

     The exchange offer is part of an overall transaction in which PageNet will merge into Arch Communications Group, Inc. A condition to the merger is the recapitalization of each of PageNet's three series of senior subordinated notes. PageNet is offering to exchange shares of PageNet common stock and shares of Class B common stock of Vast Solutions, Inc., a wholly owned subsidiary of PageNet, for all of PageNet's outstanding senior subordinated notes. The shares of PageNet common stock received by noteholders will immediately be converted into Arch common stock as a result of the merger, as more fully described in the prospectus accompanying this letter.

     Additionally, PageNet is soliciting votes to accept a prepackaged bankruptcy plan. PageNet has prepared the prepackaged bankruptcy plan as an alternative means to implement the recapitalization and merger in the event that 97.5% of the senior subordinated notes are not tendered in the exchange offer. Beneficial owners of senior subordinated notes are entitled to vote on the prepackaged bankruptcy plan. PLEASE NOTE THAT THE VALID TENDER OF SENIOR SUBORDINATED NOTES DOES NOT CONSTITUTE A VOTE TO ACCEPT THE PREPACKAGED BANKRUPTCY PLAN.

THE EXCHANGE OFFER

     PageNet is offering to exchange for each $1,000 principal amount of senior subordinated notes, together with accrued interest, a pro rata portion of 616,830,757 shares of PageNet common stock and a pro rata portion of 13,780,000 shares of Vast Class B common stock. The pro rata portion to be exchanged for senior subordinated notes is to be computed immediately prior to the time the merger occurs by dividing:

     - the principal amount, together with all accrued interest through the expiration date of the exchange offer of each PageNet senior subordinated note validly tendered and not withdrawn in the exchange offer; by

     - the principal amount, together with all accrued interest through the expiration date of the exchange offer of all outstanding PageNet senior subordinated notes.

     We are asking you to contact your clients for whom you hold senior subordinated notes registered in your name or in the name of your nominee or who hold senior subordinated notes registered in their own names. A valid tender of senior subordinated notes also constitutes consent to the proposed amendments to the indenture, pursuant to the terms and conditions set forth in the prospectus and the Letter of Transmittal/Consent Form enclosed herewith.

     PageNet will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of senior subordinated notes pursuant to the Exchange Offer, and no such solicitation shall be made. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. PageNet will pay all transfer taxes, if any, applicable to the
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transfer and exchange of senior subordinated notes to them or their order, except as otherwise provided in the Letter of Transmittal/Consent Form.

PREPACKAGED BANKRUPTCY PLAN

     PageNet is also soliciting votes to accept a prepackaged bankruptcy plan. We have enclosed ballots to be provided to your clients for purposes of voting to accept or reject the prepackaged bankruptcy plan. You may obtain the votes of your clients, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

     You may "prevalidate" a ballot by (a) signing the ballot, (b) indicating on the ballot your name, the amount of securities held by you for the beneficial owner, and the account numbers for the accounts in which you hold such securities, and (c) forwarding such ballot, together with the prospectus, return envelope, and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then indicate his, her or its vote to accept or to reject the prepackaged bankruptcy plan in the ballot, review the certifications contained in the ballot, and return the ballot directly to the information agent in the pre-addressed, postage-paid envelope, so that it is received by the information agent before the voting deadline. You should maintain for inspection a list of the beneficial owners to whom "prevalidated" ballots are delivered for at least one year from the voting deadline.

     If you elect not to "prevalidate" ballots, you should obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned ballots, together with the prospectus, a return envelope provided by, and addressed to, you, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote to accept or to reject the prepackaged bankruptcy plan in the ballot, review the certifications contained in the ballot, execute the ballot, and return the ballot to you. After collecting the ballots, you should, in turn, complete a master ballot for each series of senior subordinated notes compiling the votes and other information from the ballots received from the beneficial owners of such securities, execute the master ballots, and deliver the master ballots to the information agent so that they are received by the information agent before the voting deadline. You should retain for inspection all ballots returned by beneficial owners for at least one year from the voting deadline. Please note: If this option is selected, you should advise the beneficial owners to return their ballots to you by a date calculated by you to allow you to prepare and return the master ballot(s) to the information agent so that the master ballot(s) are received by the information agent before the voting deadline.

ENCLOSED DOCUMENTS

     The following documents are enclosed:

          1. Prospectus dated             , 2000.

          2. Letter of Transmittal/Consent Form.

          3. A return envelope addressed to Harris Trust Company of New York, the Exchange Agent for use in returning the Letter of Transmittal/Consent Form.

          4. A form letter which may be sent to your clients for whose account you hold senior subordinated notes registered in your name or in the name of your nominee.

          5. The form of Notice of Guaranteed Delivery.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A ballot to be used by your clients to vote to accept or to reject the prepackaged bankruptcy plan.

     We will provide to you under separate cover, at a later date, master ballots to be used by you to record and submit the votes of your customers with respect to the prepackaged bankruptcy plan in the event you do not "prevalidate" the enclosed ballots before sending them to your clients.

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     Participants in The Depository Trust Company will be able to execute tenders and deliver consents through The Depository Trust Company's Automated Tender Offer Program.

     Your prompt action is requested. The exchange offer will expire at 12:00
midnight, New York City time, on             , 2000 and the time by which all
ballots to accept or reject the prepackaged bankruptcy plan must be submitted
prior to 12:00 midnight, New York City time, on                , 2000, in each
case unless extended by PageNet and Arch. Senior subordinated notes tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the section of the prospectus entitled "Procedure for Tendering Senior Subordinated Notes and Delivery of Consents -- Withdrawal," at any time
prior to 12:00 midnight, New York City time, on                , 2000 and upon
the occurrence of certain events specified in the prospectus.

     Additional copies of the enclosed material and additional information about the exchange offer may be obtained from Innisfree M & A Incorporated (the information agent for the exchange offer) at (212) 750-5833 (call collect).

                                            Very truly yours,

                                            Paging Network, Inc.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE INFORMATION AGENT, OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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